UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	May 16, 2013

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075

(Address of principal executive offices, including zip code)

(917) 804-3584

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

AgFeed Industries, Inc. (the “Company”) today disclosed that it is unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Form 10-Q”) within the prescribed time period without unreasonable effort or expense. As previously disclosed, on January 31, 2012, the Company announced that its special committee of the board of directors had completed its investigation into certain accounting issues in the Company’s animal nutrition and legacy farm hog operations in China. Also, as previously disclosed, the Company has been in the process of restating its unaudited financial statements for the quarters ended March 31, and June 30, 2011, its audited financial statements for the years ended December 31, 2010, 2009, 2008 and 2007 and its unaudited financial statements for all quarters within those years.

The audits of the Company’s restated financial statements for the year ended December 31, 2010 and its financial statements for the years ended December 31, 2011 and 2012 (the “Annual Financial Statements”) must be completed before the Company can file the Form 10-Q or any of its prior delinquent annual reports on Form 10-K or quarterly reports on Form 10-Q. Because of the previously disclosed liquidity constraints that the Company faces, the Company has stopped work on the audits of the Annual Financial Statements. As a result, the Company believes it is unlikely that it will be able to file (1) the Form 10-Q, (2) its other delinquent annual reports on Form 10-K or quarterly reports on Form 10-Q, or (3) any annual reports on Form 10-K or quarterly reports on Form 10-Q that become due in the future. As previously disclosed, the Company is evaluating its strategic options, which may include the sale of all or substantially all of the Company’s assets.

SAFE HARBOR DISCLOSURE NOTICE

The information provided in this report contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this report involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this report include, but are not limited to: developments in connection with the Company’s evaluation of its strategic options, including the Company’s ability to execute any such options; the terms of the forbearance agreement between AgFeed USA, LLC (“AgFeed USA”) and certain of its subsidiaries and Farm Credit Services of America, FLCA (“FCS FLCA”) and Farm Credit Services of America, PCA (together with FCS FLCA, “Farm Credit”), including that it requires AgFeed USA to complete by July 1, 2013, a sale of itself or its assets or another transaction that will result in the satisfaction in full of Farm Credit’s claims, which expedited timeframe may not allow AgFeed USA to realize the full value of that company; difficulties in securing a source of adequate liquidity for the Company, which difficulties, if not overcome, could result in the Company further curtailing its operations and AgFeed USA and/or the Company seeking relief under the United States Bankruptcy Code, or under applicable state receivership law; ongoing issues with Hormel Foods Corporation, including the challenges of transitioning from a single customer to new customer and supply relationships; the completion of the Company’s financial closing procedures for the 2012 fiscal year; and developments in litigation and proceedings, including the pending securities class action litigation and U.S. Securities and Exchange Commission investigation related to the matters investigated by the special committee of the Company’s board of directors and the restatement of the Company’s consolidated financial statements, and potential liability for a substantial damage award and indemnification obligations. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report, even if subsequently made available by the Company on its website or otherwise. The Company does not intend, and disclaims any obligation, to update any forward-looking information contained in this report or with respect to the information disclosed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: May 16, 2013	By:	/s/ Gerard Daignault
Gerard Daignault
Interim Chief Financial Officer

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